As filed with the Securities and Exchange Commission on September 2, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYTHERA Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0552903
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

30930 Russell Ranch Road, Third Floor

Westlake Village, CA 91362

(818) 587-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan

(Full Title of the Plan)

Keith R. Leonard, Jr.

President and Chief Executive Officer

30930 Russell Ranch Road, Third Floor

Westlake Village, CA 91362

(818) 587-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson, Esq.

Mark V. Roeder, Esq.

Brian J. Cuneo, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)(2)	Price Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value $0.00001 per share	900,000 shares	$37.30	$33,570,000	$4,323.82

(1)   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that become issuable under the KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)   Includes rights to acquire common stock or preferred stock of the Registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share is $37.30, which is the average of the high and the low price of the registrant’s common stock as reported on The NASDAQ Global Select Market on August 29, 2014.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

In this registration statement, KYTHERA Biopharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.         Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2014;

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed with the SEC on May 8, 2014 and August 7, 2014, respectively;

•                  Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on March 10, 2014, March 31, 2014, May 13, 2014, June 9, 2014, July 11, 2014 and August 11, 2014; and

•                  The description of our common stock contained in our registration statement on Form 8-A (Registration No. 001-35663), filed by the Registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 24, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts and Counsel.

Not Applicable.

Item 6.         Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•                  any breach of the director’s duty of loyalty to us or our stockholders;

•                  any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•                  any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•                  we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•                  we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•                  the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation, attached as Exhibit 3.1 hereto, and our amended and restated bylaws, attached as Exhibit 3.2 hereto, provide for the indemnification provisions described above and elsewhere herein. We have entered into and expect to continue to enter into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

Item 7.         Exemption from Registration Claimed.

Not Applicable.

Item 8.         Exhibits.

Reference is made to the Exhibit Index attached hereto.

Item 9.         Undertakings.

(a)                                 The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 2nd day of September, 2014.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ KEITH R. LEONARD
Keith R. Leonard, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Keith R. Leonard, Jr. and John W. Smither, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith R. Leonard	Director, President and Chief Executive Officer (Principal Executive Officer)	September 2, 2014
Keith R. Leonard, Jr.

/s/ John W. Smither	Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2014
John W. Smither

/s/ F. Michael Ball	Director	September 2, 2014
F. Michael Ball

/s/ Nathaniel David	Director	September 2, 2014
Nathaniel David, Ph.D.

/s/ Dennis Fenton	Director	September 2, 2014
Dennis Fenton, Ph.D.

/s/ François Kress	Director	September 2, 2014
François Kress

/s/ Robert T. Nelsen	Director	September 2, 2014
Robert T. Nelsen

/s/ Camille Samuels	Director	September 2, 2014
Camille Samuels

/s/ David Schnell	Director	September 2, 2014
David Schnell, M.D.

/s/ Joseph L. Turner	Director	September 2, 2014
Joseph L. Turner

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2014 Employment Commencement Incentive Plan

99.2	Form of Stock Option Grant Notice and Stock Option Agreement under the 2014 Employment Commencement Incentive Plan

99.3	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2014 Employment Commencement Incentive Plan

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.